Exhibit 10.34
FBC Holdings S.à r.l.
c/o Trustmoore Luxembourg S.A.
6 Rue Dicks
L-1417 Luxembourg
Luxembourg
October 31, 2019
Sphere 3D Corp.
895 Don Mills Road, Bldg 2
Suite 900
Toronto, Ontario, Canada
M3C 1W3
Re: Series B Preferred Shares – Waiver of Mandatory Redemption Rights
Ladies and Gentlemen:
FBC Holdings S.à r.l. (“FBC”) is the registered and beneficial owner of 6,500,000 Series B Preferred Shares of Sphere 3D Corp. (“S3D”) (the “Series B Shares”) which represents the total issued and outstanding Series B Shares. The rights, privileges and preferences of the Series B Shares are as stated in S3D’s articles of amendment filed on July 12, 2019 (the “Terms of the Series B Shares”). Under the Terms of the Series B Shares, S3D is required to redeem 1,000,000 of the outstanding Series B Shares on or before November 13, 2020 (the “Mandatory Redemption”).
As of the date hereof, FBC, as the sole shareholder of the Series B Shares, hereby irrevocably waives its entitlement to the Mandatory Redemption.
Nothing in this letter shall be, or construed as, a waiver, amendment, consent or agreement in respect of any other Terms of the Series B Shares. All other Terms of the Series B Shares shall remain in full force and effect.
By FBC Holdings S.à r.l. as Holder
By: /s/ Trustmoore Luxembourg S.A.
Name: Trustmoore Luxembourg S.A.
Title: Manager A
By: /s/ Cyrus Capital Partners, LP
Name: Cyrus Capital Partners, LP
Title: Manager B